Dated    26 July 2012

The Hongkong and Shanghai Banking Corporation Limited

and

Global Payments Acquisition PS 2 C.V.

___________________________________________

AGREEMENT

relating to the sale and purchase of
44% of the entire issued share capital of
Global Payments Asia-Pacific Limited (環ô滙亞È太Ó有³限公½司q)
___________________________________________

CONTENTS

Clause        Page

1.    Definitions and Interpretation    1
2.    Sale and Purchase; Implementation Committee    5
3.    Consideration    6
4.    Conditions    7
5.    Completion    8
6.    Warranties and Covenants    9
7.    Termination    12
8.    Entire Agreement    12
9.    Remedies Cumulative    12
10.    No Waiver    12
11.    Time of the Essence    13
12.    Severance    13
13.    Amendments    13
14.    Announcements and Restrictions on Disclosure    13
15.    Further Assurance    15
16.    Counterparts    15
17.    Successors    15
18.    Assignment    15
19.    Survival    15
20.    Tax and Expenses    18
21.    Notices    16
22.    Countering Bribery    18
23.    Law and Jurisdiction    18
24.    Process Agents    19
Execution         20

THIS AGREEMENT is dated 26 July 2012 and made between:

(1)	The Hongkong and Shanghai Banking Corporation Limited, a company organized under the laws of Hong Kong (the "Seller"); and

(2)	Global Payments Acquisition PS 2 C.V., a limited partnership formed under the laws of the Netherlands (the "Purchaser").

WHEREAS the Purchaser wishes to acquire and the Seller wishes to sell to the Purchaser the Sale Shares, which represent 44% of the entire issued share capital in the Company as at the date of this Agreement, subject and in accordance with the terms and conditions of this Agreement.

BY WHICH IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement unless the context requires otherwise:

"Affiliate" or "Affiliates" with respect to a specified person, means a person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, the person specified provided that, in the case of the Seller for the purposes of this Agreement except for Clause 3.4, an Affiliate of the Seller means such person which is engaged in the Merchant Acquiring Business or performs any activities in connection with the Merchant Acquiring Business;

"Anti-Bribery Laws" is defined in Clause 22.1;

"Business Day" means any day other than a Saturday, Sunday or any day on which the banking institutions located in Atlanta, Georgia and Hong Kong are authorized by law or other governmental action to be closed;

"Commercial Documents" means the various agreements entered into by (i) the Seller and/or its Affiliates and (ii) the Purchaser and/or its Affiliates in 2006 and 2008 in connection with the initial sale by the Seller of 56% of the entire issued share capital of the Company to the Purchaser, and reference to a "Commercial Document" includes any and all side letters signed or accepted by applicable parties in connection with that Commercial Document;

"Commercial Principles" are set forth in Schedule 1;

"Companies Ordinance" means the Companies Ordinance (Chapter 32, as amended, of the laws of Hong Kong);

"Company" means Global Payments Asia-Pacific Limited (環ô滙亞È太Ó有³限公½司q), a company established under the laws of Hong Kong, with registration No. 1006888;

"Completion" means completion of the sale and purchase of the Sale Shares in accordance with Clause 5;

"Completion Date" means the date on which Completion takes place;

"Conditions" means the conditions set out in Clause 4.1;

"Consideration" means the consideration to be paid by the Purchaser to the Seller for the Sale Shares, specified in Clause 3.1;

"Control" exists when a person owns beneficially, directly or indirectly, more than 50% of another person's issued voting securities or where a person (other than any regulatory authority) has the ability to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract, or otherwise, and "Controlled" and "Controlling" shall be construed accordingly;

"Disclosed" means any disclosure in writing with specific reference to this Agreement by a Party to the other Party prior to Completion;

"Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect and any agreement or obligation to create or grant any of the aforesaid other than any right or arrangement of aforesaid nature granted in favour of the Purchaser or its Affiliates;

"Global" means GPN and/or its Affiliates;

"Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental, regulatory or public department, central bank, court, commission, board, bureau, agency or instrumentality, whether domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

"GPN" means Global Payments Inc., a company organized under the laws of the State of Georgia, United States of America;

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Implementation Committee" is defined in Clause 2.2(b);

"Key Commercial Terms" are set forth in Schedule 2;

"Law" means all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, guidelines, standards, policies or procedures enacted by a Governmental Entity or pursuant to statutory authority or requirement and general principles of common or civil law and equity, binding on the person referred to in the context in which the word is used;

"Longstop Date" is defined in Clause 4.1;

"Merchant Acquiring Business" means the merchant acquiring business of the Company and/or its subsidiaries in the Relevant Jurisdictions as at the date of this Agreement;

"New Commercial Documents" means the agreements and other documents entered into by (i) the Seller and/or its Affiliates or (ii) the Purchaser and/or its Affiliates pursuant to Clause 2.2(b) of this Agreement, including restated Commercial Documents and agreements entered into to effect amendments to the Commercial Documents. The New Commercial Documents are those identified in Schedule 9, and any other documents agreed in writing by the Parties before Completion to be New Commercial Documents;

"Party" means a Party to this Agreement;

"Relevant Jurisdictions" means Brunei, China, Hong Kong, India, Macau, Malaysia, Maldives, Philippines, Singapore, Sri Lanka and Taiwan;

"Sale Shares" means 61,651,740 Shares to be sold to the Purchaser pursuant to this Agreement, being 44% of the entire issued share capital of the Company held by the Seller;

"Shares" means issued ordinary Shares of US$1.00 each in the capital of the Company;

"Stamp Duty Ordinance" means the Stamp Duty Ordinance (Chapter 117, as amended, of the laws of Hong Kong);

"Tax" and "Taxation" means all forms of taxation including any charge, tax (including corporate tax, income or otherwise), duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other Governmental Entity in Hong Kong or elsewhere, and any penalty, fine, surcharge, interest, charges or costs payable in connection with any of the foregoing;

"US$" means United States Dollars; and

"Warranties" means, with respect to those given by the Seller, the representations, warranties and undertakings set out in Schedule 3 and, with respect to those given by the Purchaser, the representations, warranties and undertakings set out in Schedule 4, and "Seller Warranties" and "Purchaser Warranties" shall be construed accordingly.

1.2    Construction of References

In this Agreement, unless the context requires otherwise, any reference:

(a)	to a Clause or Schedule is a reference to a Clause of or a Schedule to this Agreement;

(b)
to this Agreement, any other document or any provision of this Agreement or that document is a reference to this Agreement, that document or that provision as in force for the time being or from time to time amended in accordance with the terms of this Agreement or that document;

(c)	to a person includes an individual, a body corporate, a partnership, any other unincorporated body or association of persons and any state or state agency;

(d)	to a "subsidiary" or "holding company" is to be construed in accordance with section 2 of the Companies Ordinance;

(e)	to a time of day is a reference to the time in Hong Kong, unless expressly indicated otherwise;

(f)	to an enactment includes that enactment as it may be amended, replaced or re-enacted at any time, whether before or after the date of this Agreement, and any subordinate legislation made under it;

(g)	to an "agreement" includes any document or deed, an arrangement and any other kind of commitment; and

(h)    to a "right" includes a power, a remedy and discretion.

1.3    Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words importing the plural include the singular and vice versa;

(b)	words importing a gender include every gender; and

(c)
the words "other", "including" and "in particular" do not limit the generality of any preceding words and are not to be construed as being limited to the same class as the preceding words where a wider construction is possible.

1.4    Headings and Contents

The headings and the tables of contents in this Agreement do not affect its interpretation.

1.5    Schedules

This Agreement includes its Schedules and any reference to a paragraph is a reference to the paragraph of the relevant Schedule.

2.    SALE AND PURCHASE; IMPLEMENTATION COMMITTEE

2.1    Sale and Purchase

The Seller shall sell the Sale Shares free from all Encumbrances and the Purchaser shall purchase the Sale Shares with effect from Completion.

2.2    Implementation Committee

(a)    The Parties shall work together in good faith from the date of this Agreement up to and including Completion to plan for the implementation of the transactions contemplated by this Agreement, including negotiating and agreeing on the New Commercial Documents in a manner that is consistent with the Commercial Principles and the Key Commercial Terms.

(b)    As soon as practicable after the date of this Agreement, the Parties shall constitute an implementation committee to oversee and manage the matters referred to in Clause 2.2(a) (the "Implementation Committee"). The Implementation Committee shall consist of an equal number of nominees from each of the Parties (as notified to the other Party in writing from time to time).

(c)
The Parties acknowledge and agree that the Implementation Committee will be the forum through which the Parties will work together to plan and implement the transactions contemplated by this Agreement.

(d)
From the date of this Agreement, the Parties shall use reasonable endeavours to ensure that the Implementation Committee seeks, in good faith, to negotiate to agree, within thirty (30) days after the date of this Agreement, the New Commercial Documents incorporating any variations, amendments or waivers to the terms of the Commercial Documents in a manner consistent with the Commercial Principles and the Key Commercial Terms and taking into account all Laws applicable from time to time to (i) any of the Parties and their respective Affiliates, (ii) the Merchant Acquiring Business and/or (iii) the activities and transactions contemplated by the New Commercial Documents.

(e)
The Implementation Committee may, from time to time, in furtherance of its planning and implementation function as described in this Clause 2.2, agree on how the terms of this Agreement shall be applied in negotiating the New Commercial Documents.

(f)
If a dispute or difference of opinion arises in relation to any of the matters referred to in Clause 2.2(a) and the members of the Implementation Committee are unable to resolve that dispute or difference of opinion within a reasonable period, then either Party may issue a written notice to the other Party requiring that the dispute or difference of opinion be referred, in the case of the Seller, to Richard Harvey and, in the case of the Purchaser, to David Mangum. If a dispute or difference of opinion is so referred, each Party shall procure that its representative negotiates in good faith to resolve the dispute or difference of opinion within a period of 20 Business Days.

3.    CONSIDERATION

3.1    Consideration

(a)    The Consideration is the sum of US$242 million ($242,000,000.00), which shall be payable by the Purchaser to the Seller or to its order at Completion.

(b)    The Seller shall be entitled to dividends as a shareholder of the Company up to Completion. The Purchaser shall deliver a copy of the audited accounts for the financial year ended 31 May 2012 of the Company to the Seller within 10 Business Days after they are available. The Purchaser shall pay or procure payment to the Seller, within 90 days after delivery of the copy of audited accounts, an amount equal to 44% of the amount of dividends for the period of time in which the Seller was a shareholder of the Company that could have been paid by applying the criteria and factors in a manner consistent with the preceding financial year, subject to a cap of US$100 million.

3.2    Default Interest

If a Party fails to pay any sum due and payable by it under this Agreement on the due date of payment under this Agreement, such defaulting Party will pay interest at the rate of two per cent per annum above the best lending rate of The Hongkong and Shanghai Banking Corporation Limited in US$ from time to time (whether before or after judgement) on the outstanding sum from the due date of payment until the actual date of payment.

3.3    Form of Payment

Payment of the Consideration by the Purchaser to the Seller will be made by banker's draft drawn on a bank in Hong Kong or by telegraphic transfer in immediately available funds in US$ to the account notified by or on behalf of the Seller to the Purchaser not later than two Business Days before the due date of payment or by such other method as the Purchaser and the Seller agree in writing.

3.4	Source of Funds

The Purchaser may fund the Consideration from either (a) existing credit facilities granted by the Seller and/or its Affiliates exclusively or (b) credit facilities in which the Seller and/or its Affiliates participate with third parties, provided that none of the Company and its subsidiaries has provided any guarantee, collateral or security of any kind in respect of such existing credit facilities and provided further that the (i) total amount utilised by the Purchaser in such existing credit facilities granted exclusively by the Seller and its Affiliates and (ii) total amount of the participation of the Seller and its Affiliates in such existing credit facilities which involve third parties does not exceed 10% of the Consideration. The Purchaser shall not fund the Consideration from any new financing arrangements granted or made available or to be granted or made available by the Seller and/or any of its Affiliates to the Purchaser and/or its Affiliates.

4.    CONDITIONS

4.1	Conditions Precedent

Completion is conditional upon the following conditions being satisfied on or before 5:00 pm Hong Kong time on the last day of a 12-month period commencing from the date of this Agreement (the "Longstop Date"):

(a)	the execution and delivery of the New Commercial Documents by the Parties and/or their relevant Affiliates who are parties to such New Commercial Documents;

(b)
the obtaining in terms reasonably satisfactory to the Parties, of all consents, approvals, clearances, no objections, and authorisations of any relevant Governmental Entities or other relevant third parties in Hong Kong or elsewhere as may reasonably be considered necessary or desirable for the execution and implementation of this Agreement;

(c)
no Governmental Entity or any other person having commenced or threatened to commence any proceedings or investigation for the purpose of prohibiting or otherwise challenging or interfering with the execution or implementation of this Agreement and/or the New Commercial Documents, or having taken or threatened to take any action as a result of or in anticipation of the implementation of this Agreement and/or the New Commercial Documents that would be materially inconsistent with the transaction contemplated under this Agreement and/or the New Commercial Documents, or having enacted or proposed any legislation or order or imposed any condition which would prohibit, materially restrict or materially delay the implementation of this Agreement and/or the New Commercial Documents;

(d)
the Warranties of the respective Parties shall be true and correct (in all material respects, in the case of those Warranties which are not by their express terms qualified by reference to materiality) on and as of the Completion Date with the same force and effect as if the Warranties had been made on and as of the Completion Date, except that any Warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those

Warranties which are not by their express terms qualified by reference to materiality) as of such date; and

(e)
each of the Parties shall have fulfilled or complied to a material extent with the covenant given by it in Clause 6.4 or 6.5 and the undertakings given by it in Clause 6.13 and 22 up to and including the Completion Date.

4.2    Satisfaction of Conditions by the Parties

Each Party will, and (where appropriate) will procure any of its Affiliates to, use reasonable endeavours (so far as it lies within its powers) and co-operate with and assist one another to procure the satisfaction of the Conditions set out in Clauses 4.1(a) and 4.1(b) as soon as reasonably practicable and in any event before the Longstop Date.

4.3    Notification

If at any time a Party becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it will immediately inform the other Party.

4.4    Waiver

The Parties may, to such extent legally permitted or entitled to do so, at any time mutually agree to waive in writing any of the Conditions (in whole or in part) set out in Clause 4.1.

4.5    Conditions not Satisfied

If any of the Conditions (which have not previously been waived by the Parties or, where appropriate, the Party to which it is given) have not been satisfied on or before the Longstop Date then either Party shall have the right to terminate this Agreement on giving written notice to the other Party, in which event the provisions of Clause 7 shall apply unless the Parties agree to postpone the Longstop Date to a date (being a Business Day) to be agreed by the Parties in which case the provisions of this Agreement will apply as if the date set for satisfaction or waiver of the Conditions were the date to which the Longstop Date is so postponed.

5.    COMPLETION

5.1    Completion

Completion will take place at such place as the Seller and the Purchaser may agree on the third Business Day following satisfaction or waiver of the Conditions, or such other date as the Parties may agree in writing. At Completion, the business set out in Schedule 6 will be transacted.

5.2    Effect of Non-Compliance With Completion Obligations

No Party is obliged to complete this Agreement or perform any obligations under this Agreement unless the other Party complies fully with the requirements of Clause 5.1 and Schedule 6. If the respective obligations of the Parties under Clause 5.1 and Schedule 6 are not complied with on the Completion Date, the Purchaser may by notice to the Seller (in the event that the Seller is unable or unwilling to comply with its obligations under this Agreement) or the Seller may by notice to the Purchaser (in the event that the Purchaser is unable or unwilling to comply with its obligations under this Agreement):

(a)
postpone Completion to a date (being a Business Day) to be specified by the compliant Party in which event the provisions of this Agreement will apply as if the date set for Completion in Clause 5.1 were the date to which Completion is so postponed;

(b)	proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

(c)	terminate this Agreement in which case the provisions of Clause 7 shall apply.

6.    WARRANTIES AND COVENANTS

6.1    Seller Warranties

The Seller represents, warrants and undertakes to and with the Purchaser and its successors in title that each statement contained in Schedule 3 is true and accurate in all respects and not misleading as at the date of this Agreement, and will continue to be so on each day up to and including the Completion Date with reference to the facts and circumstances subsisting from time to time.

6.2    Purchaser Warranties

The Purchaser represents, warrants and undertakes to and with the Seller and its successors in title that each statement contained in Schedule 4 is true and accurate in all respects and not misleading as at the date of this Agreement, and will continue to be so on each day up to and including the Completion Date with reference to the facts and circumstances subsisting from time to time.

6.3    Separate Warranties

Each of the Warranties is to be construed as a separate Warranty and (except where this Agreement expressly provides otherwise) is not to be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Agreement.

6.4    Purchaser Covenants

The Purchaser covenants with the Seller that it shall, and shall procure that its Affiliates shall, from the date of this Agreement up to and including the Completion Date, carry on their respective businesses with integrity, prudence and the appropriate degree of professional competence and in a manner that is not prejudicial to, or likely to prejudice, the interests (reputation or otherwise) of the Seller, its Affiliates and/or their respective customers.

6.5    Seller Covenants

The Seller covenants with the Purchaser that it shall, and shall procure that its Affiliates shall, from the date of this Agreement up to and including the Completion Date, perform their respective activities in connection with the Merchant Acquiring Business with integrity, prudence and the appropriate degree of professional competence and in a manner that is not prejudicial to, or likely to prejudice, the interests (reputation or otherwise) of the Purchaser, its Affiliates and/or their respective customers in connection with the Merchant Acquiring Business.

6.6    Remedies for Breach of Warranty or Covenant

If, on or before the Completion Date, (A) a Party has reasonable grounds to believe that a Warranty given by the other Party has been breached, is untrue, inaccurate or misleading or the other Party has breached any other term of this Agreement that, in either case, is material to the sale and purchase of the Sale Shares; or (B) a Party has reasonable grounds to believe that the other Party has breached its covenant in Clause 6.4 or 6.5 causing the interests of the first-mentioned Party, its Affiliates and/or their respective customers as specified in Clause 6.4 or 6.5 to be prejudiced in any material manner, the non-defaulting Party may by notice to the other Party:

(a)    elect to proceed to Completion in which case the non-defaulting Party shall waive any other rights or remedies it may have in relation to the breach; or

(b)    terminate this Agreement (in which event the provisions of Clause 7 will apply).

6.7    Matters Disclosed

The Warranties are qualified by reference to those matters Disclosed. A Party will not be liable to the other Party in respect of the Warranties to the extent of matters Disclosed.

6.8    Time Limit on Warranty or Covenant Claims

(a)    Each Party will not be liable in respect of any of the Warranties or the covenant in Clause 6.4 or 6.5 unless notice of a claim in respect of such Warranties or covenant specifying in reasonable detail and to the extent possible the event or default to which the claim relates and the nature of the breach and amount claimed has been received by it not later than the expiry of the period of 18 months following the Completion Date.

(b)
Any claim in respect of which notice has been given in accordance with Clause 6.8(a) will be deemed to have been irrevocably withdrawn and lapsed if (not having been previously satisfied, settled or withdrawn) proceedings in respect of such claim have not been issued and served on the Party receiving the notice not later than the expiry of the period of one year after the date of such notice (or, in case of a breach of any of the Warranties or the covenant in Clause 6.4 or 6.5 which arises by reason of some liability which, at the time of such notice of claim, is contingent only or cannot be quantified, not later than the expiry of the period of one year after the date on which such liability ceases to be contingent or becomes capable of being quantified).

6.9    Upper Limit on Liability for Warranty or Covenant Claims

The total liability of a Party for all claims made in respect of the Warranties and/or the covenant in Clause 6.4 or 6.5 will not exceed the amount of the Consideration. Subject to the aforesaid:

(a)    the total liability of the Purchaser for all claims for breach of any of the Warranties set out in paragraph 1 in Schedule 4 (Purchaser Warranties), or the liability of the Seller for all claims for breach of any of the Warranties set out in paragraphs 1 and 2 in Schedule 3 (Seller Warranties), will not exceed the amount of the Consideration;

(b)    the total liability of the Purchaser or the Seller for all claims for breach of any other Warranties will not exceed an amount equal to 30% of the Consideration; and

(c)    the total liability of the Purchaser or the Seller for all claims for breach of the covenant in Clause 6.4 or 6.5 respectively will not exceed an amount equal to 30% of the Consideration.

6.10    Changes in Legislation

No Party will be liable in respect of any Warranties or the covenant under Clause 6.4 or 6.5 if and to the extent that the matter giving rise to such liability would not have arisen but for the passing of, the repealing, revocation or withdrawal of, or any change in, after the date of this Agreement, any law, rule, regulation, code, guideline, the interpretation of any of the above, or administrative practice of a Governmental Entity in each case not in force at the date of this Agreement.

6.11	Remediable Breach of Warranties or Covenants

Any Warranty or any covenant in Clause 6.4 or 6.5 to the extent remediable if breached shall not entitle the other Party to compensation unless the Party breaching the Warranty or covenant has received written notice of such breach from the other Party and such breach is not remedied within 30 days after the date on which such notice is received by the Party breaching the Warranty or covenant.

6.12    Fraud

The provisions of Clauses 6.7 to 6.9 will not apply in the event of fraud on the part of the Party giving the Warranty or covenant.

6.13    Arrangements after Completion

The Parties undertake to perform their respective post-Completion obligations set out in Schedule 5.

7.    TERMINATION

If this Agreement is terminated pursuant to Clauses 4.5, 5.2(c) or 6.6(b), then all rights and obligations of the Parties will cease immediately upon termination except that:

(a)
termination will not affect the then accrued rights and obligations of the Parties (including the right to damages for the breach, if any, giving rise to the termination and any other pre-termination breach by either Party); and

(ii)	termination will be without prejudice to the continued application of Clause 14 (and all provisions relevant to the interpretation and enforcement thereof), which will remain in full force and effect.

8.    ENTIRE AGREEMENT

The making, execution and delivery of this Agreement, by the Parties have been induced by no representations, statements, warranties or agreements other than those expressly provided or contemplated in this Agreement. This Agreement and (upon execution) the New Commercial Documents (including those provisions of the Commercial Documents that will continue in effect) embody the entire understanding of the Parties in respect of the subject matter hereof and supersede and cancel in all respects all previous letters of intent, correspondence, understandings, agreements and undertakings (if any) between the Parties with respect to the subject matter hereof whether such shall be written or oral.

9.    REMEDIES CUMULATIVE

The rights of the Parties under this Agreement are cumulative and do not exclude or restrict any other rights (except as otherwise provided in the Agreement).

10.    NO WAIVER

(a)
No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party herefrom, shall be effective unless the same shall be in writing and signed by the Party sought to be bound thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(b)
No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

11.    TIME OF THE ESSENCE

Time is of the essence of this Agreement as regards any time, date or period specified for the performance of an obligation.

12.    SEVERANCE

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Agreement is held to be prohibited by or invalid under any applicable laws and regulations, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such an event, the Parties shall use good faith endeavours to re-negotiate any such provision in an effort to retain the spirit and intent of the original provision.

13.    AMENDMENTS

No amendment, modification or alteration of the provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representative of each Party.

14.    ANNOUNCEMENTS AND RESTRICTIONS ON DISCLOSURE

14.1    Announcements

No public announcement, circular or communication of any kind will be made or issued, in respect of the subject matter of this Agreement by the Parties except:

(a)	with the prior written consent of the other Party which may not be unreasonably withheld or delayed;

(b)	consistent with Schedule 7;

(c)	as requested or required in order to comply with applicable requirements of any stock exchange or governmental entity, or by requirements of any securities law or regulation or other laws,

regulations, judicial process and directions of regulatory authorities and only after having provided to the other Party, to the extent it is practicable and legally permitted, with prompt notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy in connection with such request or requirement; or

(d)
where such announcement or communication is made or issued after Completion by the Purchaser or the Company to a customer, client or supplier of the Company informing it of the Purchaser's purchase of the Sale Shares.

14.2    Restrictions on Disclosure

No Party to this Agreement will disclose (and will take reasonable precautions to ensure that none of its directors, officers, employees or agents discloses) any term of this Agreement, the negotiations leading up to this Agreement or the transactions or arrangements contemplated or referred to in this Agreement (including the fact that this Agreement has been entered into between the Parties) or any confidential information belonging to any other Party except where:

(a)
the prior written consent of the other Party has been obtained, such consent not to be unreasonably withheld or delayed, and which consent may be given either generally or in a specific case or cases and may be subject to conditions;

(b)
disclosure is reasonably necessary for the performance of that Party's obligations under this Agreement or the New Commercial Documents, in which case the other Party will be informed of such disclosure and the disclosing Party will procure that such disclosure is limited to the extent of such necessity;

(c)	the information has entered into the public domain but not because of a breach or default by that Party;

(d)	disclosure is made for a proper purpose to the senior management of a Party's holding company;

(e)
disclosure is to that Party's legal advisers, accountants or bankers or their respective legal advisers and that Party has informed the recipient of the restrictions on disclosure contained in this Clause 14.2 and that Party will be responsible for any breach of the provisions of this Clause 14.2 by or caused by, the recipient;

(f)	disclosure is consistent with Schedules 7 or 8; or

(g)
disclosure is requested or required by any stock exchange or governmental entity, or by requirements of any securities law or regulation or other laws, regulations, judicial process and directions of regulatory authorities to which the relevant Party is subject to, and only after having provided to the other Party, to the extent it is practicable and legally permitted, with prompt notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy in connection with such request or requirement.

14.3    Remedies

The Parties acknowledge that since damages or an account of profits may not be an adequate remedy for a breach of the obligations in Clauses 14.1 and 14.2, a Party shall be entitled to an injunction to prevent a breach or a continued breach.

14.4    Continuing Effect of Restrictions

The restrictions contained in Clauses 14.1 and 14.2 will apply before and after Completion and will continue to bind the Parties even if this Agreement is rescinded or terminated.

15.    FURTHER ASSURANCE

Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver or cause to be executed and delivered all such other agreements, certificates, instruments, and documents as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the New Commercial Documents.

16.    COUNTERPARTS

This Agreement may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17.    SUCCESSORS

This Agreement is binding on the successors of each Party.

18.    ASSIGNMENT

All provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the Parties may not be assigned or delegated by any Party to any person without the prior written consent of the other Party, except to an Affiliate of such Party, it being understood that any assignment or delegation to an Affiliate or any other person shall not relieve the assigning Party of its obligations or liabilities under this Agreement unless the other Party provides an express release of such obligations and liabilities, and the assignee Party shall give reasonable consideration to providing such a release if requested.

19.    SURVIVAL

The Parties acknowledge and agree that the provisions of Clauses 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13 and 14 and any other provisions which by their nature are expected to survive Completion or the termination of this Agreement shall survive Completion or the termination of this Agreement.

20.    TAX AND EXPENSES

20.1    Tax

(a)	After Completion, the Purchaser will procure that the instruments of transfer and bought and sold notes relating to the purchase of the Sale Shares are duly stamped.

(b)
Each Party shall pay 50% of the aggregate ad valorem Hong Kong stamp duty payable in respect of the sale and purchase of the Sale Shares under this Agreement; provided that the Seller shall pay its 50% share of the estimated stamp duty by way of cheque payable to "The Government of the HKSAR" pending assessment of stamp duty by the Hong Kong Stamp Office and provided further that, when such stamp duty is finally assessed by the Hong Kong

Stamp Office, (i) if the Seller has paid more than its half share of such stamp duty as finally assessed, the Purchaser shall, as soon as reasonably practicable after receipt of the refunded stamp duty from the Hong Kong Stamp Office, pay such excess to the Seller, and (ii) if the Seller has paid less than its half share of such stamp duty as finally assessed, the Seller shall, as soon as reasonably practicable, upon the Purchaser's demand pay such shortfall to the Purchaser.

(c)	The Seller shall be responsible for its corporate tax liability (income or otherwise) on the sale of the Sale Shares.

(d)
Subject to Clauses 20.1(b) and 20.1(c), all Taxes arising from or in connection with the transaction contemplated under this Agreement and the New Commercial Documents (including any Taxes payable by the Parties (or either of them) with respect to the Consideration) shall be borne by the Purchaser.

20.2    Expenses

Each of the Parties is responsible for that Party's own legal and other expenses incurred in the negotiation, preparation and completion of this Agreement and the New Commercial Documents.

21.    NOTICES

21.1    In Writing and Methods of Delivery

Every notice or communication under this Agreement must be in writing and may, without prejudice to any other form of delivery, be delivered personally or sent by post or transmitted by fax.

21.2    Authorised Addresses and Numbers

(a)
In the case of posting, the envelope containing the notice or communication must be addressed to the intended recipient at the authorised address of that Party and must be properly stamped or have the proper postage prepaid for delivery by the most expeditious service available (which will be airmail if that service is available) and, in the case of a fax, the transmission must be sent to the intended recipient at the authorised number of that Party.

(b)	Subject to Clause 21.3, the authorised address and fax numbers of each Party, for the purpose of Clause 21, are as follows:

The Hongkong and Shanghai Banking Corporation Limited

Address: Level 8, 1 Queen's Road Central, Hong Kong

Fax: +852 3418 4719
For the attention of Senior Manager, Global Payments Relationship

Global Payments Acquisition PS 2 C.V.
Address:     c/o Global Payments Inc.
10 Glenlake Parkway
Atlanta, Georgia 30328

Fax: +1 770 829 8265

For the attention of Corporate Secretary

21.3    Notification of Changes

No change in any of the particulars set out in Clause 21.2(b) will be effective against a Party until it has been notified to that Party.

21.4    Deemed Giving of Notice and Receipt

A notice or communication will be deemed to have been duly given and received:

(a)	on personal delivery to any director or the secretary of an addressee or on a business day to a place for the receipt of letters at that addressee's authorised address;

(b)
in the case of posting, where the addressee's authorised address is in the same country as the country of posting, at 10 a.m. (local time at the place where the address is located) on the second business day after the day of posting;

(c)
in the case of posting, where the addressee's authorised address is not in the same country as the country of posting, at 10 a.m. (local time at the place where that address is located) on the fifth business day after the day of posting; and

(d)
in the case of a fax, on issue to the sender of an O.K. result confirmation report or, if the day of issue is not a business day, at 10 a.m. (local time where the authorised fax number of the intended recipient is located) on the next business day.

21.5    Business Days

For the purpose of Clause 21.4, a "business day" means a day which is not a Saturday or a Sunday or a public holiday in the country of posting or transmission or in the country where the authorised address or fax number of the intended recipient is located and, where a notice is posted, which is not a day when there is a disruption of postal services in either country which prevents collection or delivery.

22.    COUNTERING BRIBERY
The Purchaser and the Seller each hereby represents, warrants and undertakes to the other Party that, in connection with: (a) the transactions contemplated by this Agreement, (b) any matter pertaining directly or indirectly to this Agreement, including without limitation the negotiation of this Agreement and the fulfilment of its obligations hereunder, or (c) any other transactions involving, or undertaken on behalf of, the other Party:
(i)       it has not violated and undertakes that it will not violate any applicable relevant anti-bribery laws and regulations, including without limitation the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other analogous legislation in other jurisdictions ("Anti-Bribery Laws"); and
(ii)      it has not and undertakes that it shall not engage in the following conduct: making of payments or transfers of value, offers, promises or giving of any financial or other advantage, or requests, agreements to receive or acceptances of any financial or other advantage, either directly or indirectly, which have the purpose or effect of public or commercial bribery or acceptance of or acquiescence in bribery, extortion, facilitation payments or other unlawful or improper means of obtaining or retaining business, commercial advantage or the improper performance of any function or activity.

Notwithstanding any other provision to the contrary, a Party may suspend or terminate this Agreement immediately should it become aware of a breach or suspected breach of the other Party's representation, warranty or undertaking, or violation by the other Party of Anti-Bribery Laws or where the other Party causes it or any of its Affiliates to violate Anti-Bribery Laws.
23.    LAW AND JURISDICTION

23.1    Governing Law

This Agreement is governed by and will be construed in accordance with Hong Kong law.

23.2    Hong Kong Jurisdiction

The Parties submit to the non-exclusive jurisdiction of the Hong Kong courts and each Party waives any objection to proceedings in Hong Kong on the grounds of venue or inconvenient forum.

24.    PROCESS AGENTS

Without prejudice to any other mode of service allowed under any relevant law, the Purchaser:

(a)
irrevocably appoints Southgate Services Limited, of 39th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with this Agreement and any New Commercial Document to which it is or will be a party; and

(b)	agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

EXECUTED by the Parties

For and on behalf of

The Hongkong and Shanghai Banking Corporation
Limited

by: Stephen Colin Moss
title:Global Head of M&A    /s/Stephen Colin Moss

For and on behalf of

Global Payments Acquisition PS 2 C.V.

by Global Payments Acquisition PS 1 - Global
Payments Direct S.e.n.c.,

its General Partner

duly represented:

by Global Payments Direct, Inc., managing partner
of Global Payments Acquisition PS 1 - Global
Payments Direct S.e.n.c.

duly represented:
by: David E. Mangum
title: Treasurer/s/ David Mangum